Exhibit 99.1

Skillsoft Reports Financial Results for the Fourth Quarter and Full Year of Fiscal 2023

●	Beats Full Year Revenue Outlook with GAAP Revenue of $555 million
●	Delivers Full Year Skillsoft Content Segment Bookings Growth of 5% in Constant Currency

BOSTON – April 11 , 2023 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the fourth quarter and full fiscal year ended January 31, 2023. The Company also provided its financial outlook for the full fiscal 2024 year.

“Fiscal 2023 was a transformative year for Skillsoft as we strengthened and repositioned the business for the future,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “We established a leading position in technical skills training with the acquisition of Codecademy and focused our portfolio on the high growth enterprise learning market with the divestiture of SumTotal. I am confident that we have the right assets and capabilities and are uniquely positioned to deliver on the skilling and workforce transformation needs of the world’s largest and most complex organizations.”

Fiscal 2023 Fourth Quarter Select Metrics and Financials from Continuing Operations (1)

●

Skillsoft Content segment Bookings grew 4% year-over-year on a constant currency basis. Global Knowledge segment Bookings were down 13% year-over-year on a constant currency basis, but grew 2% sequentially from Q3.

●

Fourth quarter GAAP Revenue of $140 million grew 3% year-over-year. On a pro forma, constant currency basis, Revenue declined 2% year-over-year, with Skillsoft Content segment Revenue growth of 3% year-over-year, while Global Knowledge segment Revenue was down 10% year-over-year and up 2% sequentially from Q3.

●	Fourth quarter GAAP Net Loss of $53 million. Adjusted EBITDA from continuing operations of $22 million, reflecting a margin of 16% of GAAP Revenue.
●	LTM Skillsoft Content Dollar Retention Rate was approximately 100% in the quarter, up from approximately 97% in the year-ago period.

Fiscal 2023 Full Year Select Metrics and Financials from Continuing Operations (1)

●	Skillsoft Content segment Bookings grew 5% year-over-year on a constant currency basis. Global Knowledge segment Bookings were down 16% year-over-year on a constant currency basis.
●

Fiscal 2023 GAAP Revenue of $555 million. On a pro forma, constant currency basis, Revenue declined 1% year-over-year, with Skillsoft Content segment Revenue growth of 5% year-over-year, while Global Knowledge segment Revenue was down 11% year-over-year.

●

Fiscal 2023 GAAP Net Loss of $725 million.  Adjusted EBITDA from continuing operations of $107 million, reflecting a margin of 19% of GAAP Revenue. Pro Forma Adjusted EBITDA of $102 million, reflecting a margin of 18% of Pro Forma Revenue.

●	Repurchased 1.6 million shares through January 31, 2023, under the Company’s $30 million share repurchase program.
●	Ended the year with $170 million of cash and cash equivalents and net leverage of 4.5x Pro Forma Adjusted EBITDA.

“We are proud of our teams’ efforts to return the Company to year-over-year Bookings growth in our Skillsoft Content segment, while also bringing greater stability to our Global Knowledge segment in the second half of the year,” said Richard G. Walker, Skillsoft’s Chief Financial Officer. “Although we are mindful of the global macroeconomic headwinds, we expect to continue to build on the important progress we made in fiscal 2023 to focus on profitable and durable growth. With a strong balance sheet and a healthy liquidity profile, we expect to continue to invest organically in further differentiating our immersive, AI-powered learning platform and our best-in-class content library, while also driving meaningful free cash flow generation during the year.”

Full-Year Fiscal 2024 Financial Outlook (2)

The following table reflects Skillsoft’s financial outlook for the full-year fiscal 2024 ended January 31, 2024, based on current market conditions, expectations, and assumptions:

Bookings	$610 million to $640 million
GAAP Revenue	$555 million to $585 million
Adjusted EBITDA	$100 million to $105 million

(1) Growth calculated relative to the comparable prior year period. Pro forma results are presented as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021. Constant currency results represent current year period local currency amounts translated at prior year foreign exchange rates. Continuing operations excludes SumTotal results for all periods presented as a result of the sale on August 15, 2022.

(2) See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts.

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Key Operational Metrics and Non-GAAP Financial Measures (3)

					Change					Change
	Three Months Ended				Constant	Twelve Months Ended				Constant
	January 31,		Change		Currency	January 31,		Change		Currency
	2023	2022	$	%	%	2023	2022	$	%	%
Bookings (4)
Continuing Operations:
Skillsoft Content	$186,269	$181,895	$4,374	2%	4%	$408,578	$396,561	$12,017	3%	5%
Global Knowledge	48,625	59,533	(10,908)	-18%	-13%	198,569	250,020	(51,451)	-21%	-16%
Total Bookings	$234,894	$241,428	$(6,534)	-3%	0%	$607,147	$646,581	$(39,434)	-6%	-3%

GAAP Revenue (5)
Continuing Operations:
Successor:
Skillsoft Content	$97,871	$86,097	$11,774	14%	16%	$384,378	$219,257	-	-	-
Global Knowledge	42,450	50,126	(7,676)	-15%	-10%	170,746	132,586	-	-	-
Total Successor	$140,321	$136,223	$4,098	3%	6%	$555,124	$351,843	-	-	-
Predecessor (SLH):
Skillsoft Content	-	-	-	-	-	-	$102,494	-	-	-

Pro Forma Revenue (4)
Continuing Operations:
Skillsoft Content	$97,871	$97,273	$598	1%	3%	$392,436	$383,481	$8,955	2%	5%
Global Knowledge	42,450	50,126	(7,676)	-15%	-10%	170,746	204,518	(33,772)	-17%	-11%
Total Pro Forma Revenue	$140,321	$147,399	$(7,078)	-5%	-2%	$563,182	$587,999	$(24,817)	-4%	-1%

GAAP Net Income/(Loss) (5)
Successor	$(53,479)	$7,902	$(61,381)	-777%	-	$(724,964)	$(46,806)	-	-	-
Predecessor (SLH)	-	-	-	-	-	-	$(49,264)	-	-	-

Pro Forma Adjusted Net Income/(Loss) & Adjusted EBITDA (5)
Continuing Operations:
Pro forma Adjusted Net Income/(Loss)	$(34,244)	$(22,542)	$(11,702)	52%	-	$(118,427)	$(82,561)	$(35,866)	43%	-
Pro Forma Adjusted EBITDA	$22,049	$20,611	$1,438	7%	10%	$102,165	$109,661	$(7,496)	-7%	-1%

(3)   See "Non-GAAP Financial Measures and Key Performance Metrics" below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts.

(4)   For the three and twelve months ended January 31, 2023 and 2022, the unaudited pro forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Skillsoft, Global Knowledge and Codecademy as if the mergers had closed on February 1, 2021.

(5)   For the twelve months ended January 31, 2022, GAAP Revenue and GAAP Net Income/(Loss) for Successor was for the period from June 12, 2021 through January 31, 2022, and GAAP Revenue and GAAP Net Income/(Loss) for Predecessor (SLH) was for the period from February 1, 2021 through June 11, 2021.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential. Learn more at www.skillsoft.com.

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NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.  We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information. Excluding the effects of these items in non-GAAP measures would assist investors in analyzing and assessing past and future operating performance and comparison of operating results across reporting periods.

●

Bookings - Bookings in any particular period represents the dollar value of orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non- subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform. Bookings are adjusted and presented on a pro forma basis as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability.

●

Pro Forma Revenue – Pro Forma Revenue is defined as GAAP revenue adjusted in accordance with Regulation S-X, Article 11 as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability. Pro Forma Revenue is reconciled to the reported GAAP revenue for all the periods presented.

●

Dollar Retention Rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

●

Adjusted Net Income/(Loss) - Adjusted Net Income/(Loss) is defined as GAAP Net Income/(Loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (all net of the related tax effects):

○	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
○	Impairment of goodwill and intangible assets – Non-cash impairment charges associated with goodwill and intangible assets are unusual and of non-recurring charges.
○	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulted from the acquisition integration process and cost saving initiatives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in exchange rates.
○	Acquisition and integration related costs – Non-recurring costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Transformation costs – Non-recurring costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Non-recurring costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○	Gain on sale of business – Non-recurring gain from the sale of SumTotal.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.

●	Adjusted EBITDA - Adjusted EBITDA is defined as Adjusted Net Loss excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.

●

Pro Forma Adjusted Net Income/(Loss) – Pro Forma Adjusted Net Income/(Loss) is defined as Adjusted Net Income/(Loss) adjusted in accordance with Regulation S-X, Article 11 as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability.

●

Pro Forma Adjusted EBITDA – Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA adjusted in accordance with Regulation S-X, Article 11 as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability.

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Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, revenue and adjusted EBITDA), our product development and planning, our pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

●	the demand for, and acceptance of, our products and for technology learning solutions delivered online;
●	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;
●	the impact of U.S. and worldwide economic trends, financial market conditions, geopolitical events, natural disasters, climate change, public health crises, political crises, or other catastrophic events on our business, liquidity, financial condition and results of operations;
●	our ability to market existing products and develop new products;
●	our reliance on third parties to provide us with learning content, subject matter expertise and content productions and the impact on our business if our relationships with these third parties are terminated;
●	our ability to attract and retain key employees and qualified technical and sales personnel;
●	our reliance on vendor subsidies in certain portions of our instructor-led training;
●

our ability to successfully identify, consummate and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from acquisitions, including our recent acquisitions of Global Knowledge, Pluma and Codecademy;

●	fluctuations in our future operating results;
●	a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;
●	our reliance on vendor subsidies in certain portions of our instructor-led training;
●	future regulatory, judicial and legislative changes in our industry;
●	our ability to comply with laws and regulations applicable to our business, including shifting global privacy, data protection, and cyber and information security laws and regulations, as well as state privacy and data protection laws;
●	a failure to achieve and maintain effective internal control over financial reporting;
●	fluctuations in foreign currency exchange rates;
●	our ability to protect or obtain intellectual property rights;
●	the impact of our indebtedness on our financial position and operating flexibility;
●	our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
●	our ability to successfully defend ourselves in legal proceedings; and
●	our ability to continue to meet applicable listing standards.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in our Form 10‑K to be filed with the SEC for the fiscal year ended January 31, 2023 and in our other filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected, and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data, and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com

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SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Successor	Successor
	January 31, 2023	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$170,359	$138,176
Restricted cash	7,197	14,015
Accounts receivable, less reserves of approximately $221 and $125 as of January 31, 2023 and January 31, 2022 respectively	183,592	173,876
Prepaid expenses and other current assets	44,596	37,082
Current assets associated with discontinued operations	—	64,074
Total current assets	405,744	427,223
Property and equipment, net	10,150	11,475
Goodwill	457,744	795,811
Intangible assets, net	738,066	793,859
Right of use assets	14,633	17,988
Other assets	16,350	10,780
Non-current assets associated with discontinued operations	—	164,812
Total assets	$1,642,687	$2,221,948
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$4,800
Borrowings under accounts receivable facility	39,693	74,629
Accounts payable	18,338	24,159
Accrued compensation	34,325	40,822
Accrued expenses and other current liabilities	41,474	47,757
Lease liabilities	4,198	6,387
Deferred revenue	280,676	259,701
Current liabilities associated with discontinued operations	—	87,467
Total current liabilities	425,108	545,722

Long-term debt	581,817	462,185
Warrant liabilities	4,754	28,199
Deferred tax liabilities	73,976	99,395
Long term lease liabilities	11,947	11,750
Deferred revenue - non-current	1,778	1,248
Other long-term liabilities	11,551	11,125
Long-term liabilities associated with discontinued operations	—	2,426
Total long-term liabilities	685,823	616,328
Commitments and contingencies	—	—
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 163,655,881 shares issued and outstanding at January 31, 2023 and 133,258,027 shares issued and outstanding at January 31, 2022	14	11
Additional paid-in capital	1,521,574	1,306,146
Accumulated deficit	(972,193)	(247,229)
Treasury stock at cost, 1,630,275 shares at January 31, 2023	(2,845)	—
Accumulated other comprehensive (loss) income	(14,794)	970
Total shareholders’ equity	531,756	1,059,898
Total liabilities and shareholders’ equity	$1,642,687	$2,221,948

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SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Successor	Successor
	Three Months	Three Months
	Ended	Ended
	January 31, 2023	January 31, 2022
Revenues:
Total revenues	$140,321	$136,223
Operating expenses:
Costs of revenues	42,353	39,384
Content and software development	16,520	13,889
Selling and marketing	47,192	38,255
General and administrative	25,578	26,559
Amortization of intangible assets	42,064	36,150
Acquisition-related and recapitalization costs	4,010	6,282
Restructuring	2,005	2,513
Total operating expenses	179,722	163,032
Operating income/(loss)	(39,401)	(26,809)
Other income (expense), net	1,705	(228)
Fair value adjustment of warrants	(2,922)	37,164
Fair value adjustment of hedge instruments	(6,803)	—
Interest income	292	58
Interest expense	(15,952)	(6,868)
Income/(Loss) before benefit from income taxes	(63,081)	3,317
Benefit from for income taxes	(6,739)	3,861
Income/(Loss) from continuing operations	(56,342)	(544)
Gain on sale of business	2,863	—
Income from discontinued operations, net of tax	—	8,446
Net income /(loss)	$(53,479)	$7,902

Income/(loss) per share:
Ordinary – Basic and Diluted (Successor) - continuing operations	$(0.34)	$0.00
Ordinary – Basic and Diluted (Successor) - discontinued operations	0.01	0.06
Ordinary – Basic and Diluted (Successor)	$(0.33)	$0.06
Weighted average common share outstanding:
Ordinary – Basic and Diluted (Successor)	164,314	133,216

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SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year to Date Results
	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	From	From	From
	February 1, 2022 to	June 12, 2021 to	February 1, 2021 to
	January 31, 2023	January 31, 2022	June 11, 2021
Revenues:
Total revenues	$555,124	$351,843	$102,494
Operating expenses:
Costs of revenues	152,015	100,726	22,043
Content and software development	69,796	30,568	15,012
Selling and marketing	173,281	92,994	34,401
General and administrative	109,572	70,840	16,471
Amortization of intangible assets	170,260	89,049	46,492
Impairment of goodwill	641,362	—	—
Acquisition-related and recapitalization costs	30,663	19,587	6,641
Restructuring	12,294	3,575	(576)
Total operating expenses	1,359,243	407,339	140,484
Operating income/(loss)	(804,119)	(55,496)	(37,990)
Other income (expense), net	4,438	(1,881)	(167)
Fair value adjustment of warrants	23,158	17,441	900
Fair value adjustment of hedge instruments	(1,554)	—	—
Interest income	531	76	60
Interest expense	(53,493)	(23,190)	(16,763)
Income/(Loss) before benefit from income taxes	(831,039)	(63,050)	(53,960)
Benefit from for income taxes	(40,973)	(4,304)	(3,521)
Income/(Loss) from continuing operations	(790,066)	(58,746)	(50,439)
Gain on sale of business	56,619	—	—
Income from discontinued operations, net of tax	8,483	11,940	1,175
Net income /(loss)	$(724,964)	$(46,806)	$(49,264)

Income/(loss) per share:
Ordinary – Basic and Diluted (Successor) - Continuing operations	$(4.97)	$(0.44)	—
Ordinary – Basic and Diluted (Successor) - Discontinued operations	0.41	0.09	—
Ordinary – Basic and Diluted (Successor)	$(4.56)	$(0.35)	—
Class A and B – Basic and Diluted (SLH) - Continuing operations	—	—	(12.61)
Class A and B – Basic and Diluted (SLH) - Discontinued operations	—	—	0.29
Class A and B – Basic and Diluted (SLH)	—	—	$(12.32)
Weighted average common share outstanding:
Ordinary – Basic and Diluted (Successor)	158,880	133,143	—
Class A and B – Basic and Diluted (SLH)	—	—	4,000

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SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Twelve Months	From	From
	Ended	June 12, 2022 to	February 1, 2022 to
	January 31, 2023	January 31, 2022	June 11, 2022
Cash flows from operating activities:
Net income/(loss)	$(724,964)	$(46,806)	$(49,264)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Share-based compensation	36,622	14,664	—
Depreciation and amortization	6,508	6,556	3,572
Amortization of intangible assets	176,690	95,922	50,902
Change in bad debt reserve	375	274	(174)
Benefit from income taxes – non-cash	(43,082)	(12,782)	(5,886)
Non-cash interest expense	2,098	817	487
Impairment of goodwill	641,362	—	—
Fair value adjustment to warrants	(23,158)	(17,441)	(900)
Gain on sale of business	(56,619)	—	—
Right-of-use asset	3,715	3,807	748
Unrealized loss on derivative instrument	1,554	—	—
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,560)	(86,583)	88,622
Prepaid expenses and other current assets	(13,588)	(19,732)	3,379
Accounts payable	(5,982)	1,983	(6,417)
Accrued expenses, including long-term	(20,797)	31,081	(18,592)
Lease liability	(2,335)	(5,023)	(1,301)
Deferred revenue	2,228	61,487	(31,365)
Net cash (used in) provided by operating activities	(20,933)	28,224	33,811
Cash flows from investing activities:
Purchase of property and equipment	(4,913)	(6,286)	(641)
Internally developed software - capitalized costs	(10,352)	(3,712)	(2,350)
Sale of SumTotal, net of cash transferred	171,995	—	—
Acquisition of Codecademy, net of cash acquired	(198,914)	—	—
Acquisition of Global Knowledge, net of cash received	—	(156,926)	—
Acquisition of Skillsoft, net of cash received	—	(386,035)	—
Acquisition of Pluma, net of cash received	—	(18,646)	—
Net cash used in investing activities	(42,184)	(571,605)	(2,991)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awarded	(4,279)	(1,417)	—
Purchase of treasury stock	(2,845)	—	—
Proceeds from equity investment (PIPE)	—	530,000	—
Proceeds from issuance of term loans, net of fees	157,088	464,290	—
Principal payments on capital lease obligation	—	(994)	(370)
(Payments on) proceeds from accounts receivable facility, net of borrowings	(34,936)	40,352	16,577
Principal payments on term loans	(37,795)	(1,200)	—
Repayment of First and Second Out loans	—	(605,591)	(1,300)
Net cash provided by financing activities	77,233	425,440	14,907
Effect of exchange rate changes on cash and cash equivalents	(5,483)	(1,619)	203
Net increase (decrease) in cash, cash equivalents and restricted cash	8,633	(119,560)	45,930
Cash, cash equivalents and restricted cash, beginning of period	168,923	288,483	74,443
Cash, cash equivalents and restricted cash, end of period	$177,556	$168,923	$120,373
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$170,359	$154,672	$117,299
Restricted cash	7,197	14,251	3,074
Cash, cash equivalents and restricted cash, end of period	$177,556	$168,923	$120,373

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SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Successor	Successor
	Three Months Ended	Three Months Ended
	January 31, 2023	January 31, 2022
Revenues:
Revenues, as reported	$140,321	$136,223

Net income/(loss), as reported	$(53,479)	$7,902

Income from discontinued operations, net of tax	-	(8,446)
Gain on sale of business	(2,863)	-
Recapitalization and acquisition-related costs	4,010	6,282
Restructuring	2,005	2,513
Foreign currency impact	(1,458)	1,030
Warrant fair value adjustment	2,922	(37,164)
Fair value adjustment of hedge instruments	6,803	-
Stock-based compensation expense	9,716	5,630
Transformation costs	1,091	1,013
System migration costs	1,175	1,707
Tax impact of non-GAAP adjustments	(4,124)	4,005
Adjusted net income/(loss) from continuing operations	(34,202)	(15,528)

Interest expense, net	15,660	6,810
Expense from income taxes, excluding tax impacts above	(2,615)	(144)
Depreciation	1,142	1,245
Amortization of intangible assets	42,064	36,150
Adjusted EBITDA from continuing operations	$22,049	$28,533

GAAP Operating Margin %	-28.1%	-19.7%
Amortization of intangible assets	30.0%	26.5%
Acquisition-related costs	2.9%	4.6%
Restructuring	1.4%	1.8%
Stock-based compensation expense	6.9%	4.1%
Transformation costs	0.8%	0.7%
System migration costs	0.8%	1.3%
Depreciation	0.8%	0.9%
Other	0.2%	0.7%
Adjusted EBITDA Margin %	15.7%	20.9%

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SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Twelve Months	From	From
	Ended	June 12, 2021 to	February 1, 2021 to
	January 31, 2023	January 31, 2022	June 11, 2021
Revenues:
Revenues, as reported	$555,124	$351,843	$102,494

Net income/(loss), as reported	$(724,964)	$(46,806)	$(49,264)

Income from discontinued operations, net of tax	(8,483)	(11,940)	(1,175)
Gain on sale of business	(56,619)	-	-
Impairment of goodwill and intangible assets	641,362	-	-
Acquisition-related costs	30,663	19,587	6,641
Restructuring	12,294	3,575	(576)
Foreign currency impact	(3,681)	2,457	(102)
Warrant fair value adjustment	(23,158)	(17,441)	(900)
Fair value adjustment of hedge instruments	1,554	-	-
Stock-based compensation expense	36,622	14,664	-
Transformation costs	8,355	3,901	901
System migration costs	5,524	3,717	1,253
Tax impact of non-GAAP adjustments	(34,583)	(2,079)	(471)
Adjusted net income/(loss) from continuing operations	(115,114)	(30,365)	(43,693)

Interest expense, net	52,962	23,114	16,703
Expense from income taxes, excluding tax impacts above	(6,390)	(2,225)	(3,050)
Depreciation	4,832	3,768	1,776
Amortization of intangible assets	170,260	89,049	46,492
Adjusted EBITDA from continuing operations	$106,550	$83,341	$18,228

GAAP Operating Margin %	-144.9%	-15.8%	-37.1%
Amortization of intangible assets	30.7%	25.3%	45.4%
Impairment of goodwill and intangible assets	115.5%	0.0%	0.0%
Recapitalization and acquisition-related costs	5.5%	5.6%	6.5%
Restructuring	2.2%	1.0%	-0.6%
Stock-based compensation expense	6.6%	4.2%	0.0%
Transformation costs	1.5%	1.1%	0.9%
System migration costs	1.0%	1.1%	1.2%
Depreciation	0.9%	1.1%	1.7%
Other	0.2%	0.1%	-0.2%
Adjusted EBITDA Margin %	19.2%	23.7%	17.8%

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SKILLSOFT CORP.

PRO FORMA REVENUE

(IN THOUSANDS)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Revenue, as reported:
Successor	$140,321	$136,223	$555,124	$351,843
Predecessor (SLH)	-	-	-	102,494

Pro forma adjustments:
Deferred revenue fair value adjustment (1)	-	-	-	19,291
Revenue from acquisitions (2)	-	11,176	8,058	114,371

Pro Forma Revenue (3)	$140,321	$147,399	$563,182	$587,999

(1)	Adjustment for the period from February 1, 2021 to June 11, 2021 as if the deferred revenue was not reduced to fair value per the fresh-start reporting requirements.
(2)	Revenue from acquisitions for the twelve months ended January 31, 2022 includes Global Knowledge's revenue for the period from February 1, 2021 to June 11, 2021, which was disclosed on Form 8-K filed with the SEC on December 14, 2021, and Codecademy's revenue as if the acquisition had closed on February 1, 2021. Revenue from acquisitions for the three months ended January 31, 2022 includes Codecademy's revenue for the period from November 1, 2021 to January 31, 2022. Revenue from acquisitions for the twelve months ended January 31, 2023 only includes Codecademy's revenue for the period from February 1, 2022 to April 4, 2022 as its post-acquisition revenue is included in the GAAP revenue.
(3)

Proforma Revenue is presented in Note 3 "Business Combinations" of the Notes to Unaudited Condensed Consolidated Financial Statements for the quarterly period ended January 31, 2023 in accordance with Regulation S-X, Article 11.

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SKILLSOFT CORP.

PRO FORMA ADJUSTED NET INCOME/(LOSS)

(IN THOUSANDS)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Adjusted net income/(loss) from continuing operations (1)
Successor	$(34,203)	$(15,528)	$(115,114)	$(30,365)
Predecessor (SLH)	-	-	-	(43,693)

Pro forma adjustments:
Deferred revenue fair value adjustment (2)	-	-	-	19,291
Deferred commissions fair value adjustment (2)	-	-	-	(2,414)
Interest adjustment for debt prepayment (3)	(38)	441	887	959
Tax impact of adjustments above	(3)	496	(44)	(1,193)
Adjusted net income/(loss) from acquisitions (4)	-	(7,951)	(4,156)	(25,146)
Pro Forma Adjusted Net Income/(Loss)	$(34,244)	$(22,542)	$(118,427)	$(82,561)

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)	Adjustments for the period from February 1, 2021 to June 11, 2021 as if the deferred revenue and deferred commissions were not reduced to fair value per the fresh-start reporting requirements.
(3)

Under the terms of our Amended Credit Agreement, the net proceeds attributable to the sale of SumTotal required a mandatory prepayment of $31.4 million. Interest expense under the Amended Credit Agreement is adjusted for the prepayment.

(4)	Adjusted net income (loss) from acquisitions for the twelve months ended January 31, 2022 includes Global Knowledge's adjusted net income/(loss) for the period from February 1, 2021 to June 11, 2021, which as disclosed on Form 8-K filed with the SEC on December 14, 2021, and Codecademy's adjusted net income/(loss) as if the acquisition had closed on February 1, 2021. Adjusted net income/(loss) from acquisitions for the three months ended January 31, 2022 includes Codecademy's adjusted net income/(loss) for the period from November 1, 2021 to January 31, 2022. Adjusted net income/(loss) from acquisitions for the twelve months ended January 31, 2023 only includes Codecademy's adjusted net income/(loss) for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted net income/(loss) is included in the adjusted net income/(loss) from continuing operations.

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SKILLSOFT CORP.

PRO FORMA ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Adjusted EBITDA from continuing operations (1)
Successor	$22,049	$28,533	$106,550	$83,341
Predecessor (SLH)	-	-	-	18,228

Pro forma adjustments:
Deferred revenue fair value adjustment (2)	-	-	-	19,291
Deferred commissions fair value adjustment (2)	-	-	-	(2,414)
Adjusted EBITDA from acquisitions (3)	-	(7,922)	(4,385)	(8,785)
Pro Forma Adjusted EBITDA	$22,049	$20,611	$102,165	$109,661

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)	Adjustments for the period from February 1, 2021 to June 11, 2021 as if the deferred revenue and deferred commissions were not reduced to fair value per the fresh-start reporting requirements.
(3)	Adjusted EBITDA from acquisitions for the twelve months ended January 31, 2022 includes Global Knowledge's adjusted EBITDA for the period from February 1, 2021 to June 11, 2021, which as disclosed on Form 8-K filed with the SEC on December 14, 2021, and Codecademy's adjusted EBITDA as if the acquisition had closed on February 1, 2021. Adjusted EBITDA from acquisitions for the three months ended January 31, 2022 includes Codecademy's adjusted EBITDA for the period from November 1, 2021 to January 31, 2022. Adjusted EBITDA from acquisitions for the twelve months ended January 31, 2023 only includes Codecademy's adjusted EBITDA for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted EBITDA is included in the adjusted EBITDA from continuing operations.

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